UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2006

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue, Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 482-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Items 5.02 and 8.01 below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On October 2, 2006, the Board of Directors (the “Board”) of Teradyne, Inc. (“Teradyne”) elected Edwin J. Gillis as a new Class III director and also appointed him to the Audit Committee. On this same date, the Board affirmatively determined that Mr. Gillis has no material relationship with Teradyne and is independent within the meaning of the rules and regulations of the Securities Exchange Commission and the New York Stock Exchange.

In connection with his election, Mr. Gillis automatically received, on the date of his election, an initial equity award of 11,398 restricted stock units in accordance with Teradyne’s 2006 Equity and Cash Compensation Incentive Plan and the terms of the Director Restricted Stock Unit Grant Agreement, a form of which was previously approved by the Board and is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Under the terms of such Grant Agreement, the award to Mr. Gillis will vest 100% on the first anniversary of the grant date. In accordance with Teradyne’s existing non-employee director compensation policy, Mr. Gillis will be compensated at a rate of $50,000 per year. On October 3, 2006, Teradyne issued a press release announcing Mr. Gillis’ election. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events

On October 2, 2006, the Board also appointed James W. Bagley to serve as the new Chair of the Audit Committee to fill a vacancy created by Paul J. Tufano’s resignation from the Audit Committee. Mr. Tufano resigned from the Audit Committee and as its Chair because he serves as Executive Vice President and Chief Financial Officer of Solectron, Inc. (“Solectron”) and Teradyne’s purchases from Solectron for 2006 are expected to exceed two percent (2%) of Solectron’s 2006 consolidated gross revenues. In such case, Mr. Tufano would no longer qualify as an independent director within the meaning of the rules of the New York Stock Exchange. Mr. Tufano will continue to remain on the Board. In accordance with Teradyne’s existing non-employee director compensation policy, Mr. Tufano will no longer be compensated for serving as the Audit Committee Chair and Mr. Bagley will begin receiving an additional $10,000 per year compensation as the Chair of the Audit Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Director Restricted Stock Unit Grant Agreement under the 2006 Equity and Cash Compensation Incentive Plan

99.1	Press Release, dated October 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: October 3, 2006	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P. & Chief Financial Officer

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